Exhibit 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 8, 2013, relating to the consolidated financial statements, the effectiveness of Chesapeake Utilities Corporation’s internal control over financial reporting, and schedule of Chesapeake Utilities Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ ParenteBeard LLC
ParenteBeard LLC
Philadelphia, Pennsylvania
November 7, 2013